Exhibit 99.1

Pareteum Announces Receipt of Nasdaq Compliance Notifications

NEW YORK, NY – August 19, 2020 – Pareteum Corporation (Nasdaq: TEUM), a global cloud communications platform company, announced that on August 14, 2020, Pareteum Corporation (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the bid price of its listed security had not regained compliance with the $1 per share requirement for continued listing on The Nasdaq Capital Market, as set forth in Listing Rule 5550(a)(2) (the “Rule”). In accordance with Listing Rule 5810(c)(3)(A), the Company was previously provided 180 calendar days to regain compliance with the Rule. Subsequently, on April 16, 2020, Nasdaq filed an immediately effective rule change with the Securities and Exchange Commission. As a result, companies in bid price compliance periods remained at that same stage of the process until July 1, 2020. Accordingly, since the Company had 44 calendar days remaining in its bid price compliance period as of April 16, 2020, upon reinstatement of the Rule, the Company was provided 44 calendar days from July 1, 2020, or until August 13, 2020, to regain compliance.

The Company has not regained compliance with the Rule and the Staff determined not to afford the Company a second 180-day period. Specifically, the Staff noted that they do not believe it is possible for the Company to cure the deficiency, and that the Company has not evidenced $5,000,000 in stockholders’ equity in a recent public filing. In that regard, the Company is under a Panel exception dated July 6, 2020, which requires the Company to file all of its delinquent periodic reports by October 30, 2020. Given that the Company did not timely file its Form 10-Q for the period ended June 30, 2020, on August 12, 2020, the Staff also advised the Company that the late filing, which was anticipated in connection with the plan of compliance previously accepted by the Panel, constitutes an additional basis for delisting pursuant to Listing Rule 5250(c)(1), as does the bid price issue. The Company has been afforded the opportunity to update the Panel on its plan for becoming current in filing prior to the end of the exception period on October 30, 2020, and to request additional time for regaining compliance with the bid price requirement and the Company intends to do so. Should the Company fail to timely regain compliance, trading in its securities would be suspended resulting in trading moving to the OTC market.

About Pareteum Corporation

Pareteum is an experienced provider of Communications Platform as a Service solutions. Pareteum empowers enterprises, communications service providers, early stage innovators, developers, IoT, and telecommunications infrastructure providers with the freedom and control to create, deliver and scale innovative communications experiences. The Pareteum platform connects people and devices around the world using the secure, ubiquitous, and highly scalable solution to deliver data, voice, video, SMS/text messaging, media, and content enablement. For more information please visit: www.pareteum.com.

Forward Looking Statements

Certain statements contained herein constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including risks arising from the novel coronavirus (COVID-19) pandemic. We discuss many of these risks, uncertainties and assumptions in Item 1A under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our other filings with the SEC. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the Company's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from the Company.

Media Inquiries
Press@pareteum.com

Pareteum Investor Relations Contacts:

Investor Relations +1 (646) 975-0400
Investor.relations@pareteum.com